UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2012
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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 W. 110th Street, Suite 200, Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 23, 2009, the Circuit Court of Jackson County, Missouri awarded the Company an interlocutory judgment against a former contract manufacturer ("Supplier").  The Company had filed for and received a temporary restraining order in June 2009 that forbade the supplier from engaging in certain actions involving the Company.   The interlocutory judgment was entered in favor of the Company against the supplier that in effect cancelled all purchase orders and confirmed that the Company had no further obligations, whether monetary or otherwise, to the supplier. The Company received a notice of the filing of bankruptcy under Chapter 7 effective October 26, 2009 by this Supplier.  In the bankruptcy court, the Company sought and received relief from the automatic stay in order to liquidate and obtain a final judgment against the Supplier. On May 28, 2010, the court granted a default judgment awarding the Company damages and legal fees totaling $11,166,686.

The Company filed a garnishment claim against all insurance proceeds from policies issued and in force covering the Supplier when these actions occurred. The trial relating to this claim commenced on September 24, 2012.  The parties agreed to settle the lawsuit on September 25, 2012.  The insurance company involved agreed to pay $610,000 to settle the litigation relating to the garnishment claim and the Company expects to receive such payment in the near future.

The information contained in this current report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act" or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Ally, Inc.

Date: September 26, 2012	By:	/s/ Stanton E. Ross
Name: Stanton E. Ross
Title: Chairman, President and Chief Executive Officer